                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 17, 2001

                         THE COLONIAL BANCGROUP, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                    1-13508                   63-0661573
(State of Incorporation)     (Commission File No.)     (IRS Employer I.D. No.)

Colonial Financial Center, Suite 800
One Commerce Street, Montgomery, Alabama                         36104
(Address of Principal Executive Office)                        (Zip code)

       Registrant's telephone number, including area code: 334-240-5000

Item 9.   Regulation FD Disclosure

For more information contact:                      July 17, 2001
Lisa Free (334) 240-5105
Flake Oakley (334) 240-5061



                         COLONIAL BANCGROUP ANNOUNCES
                              QUARTERLY EARNINGS


 .  Income from continuing operations was $30 million or $.27 per share for the quarter
 .  Cash earnings per share of $.28 for the quarter and $.55 year to date
 .  Annualized internal loan growth was 8% for the quarter
 .  18% increase in noninterest income for the quarter over the prior year
 . Annualized retail deposit growth, excluding time deposits, was 13% for the quarter


     MONTGOMERY, AL --- The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder announced today that for the quarter ended June 30, 2001, income from continuing operations was $30,090,000 or $.27 per diluted share. Cash earnings per diluted share for the quarter were $.28. "In spite of difficult economic conditions, we reported earnings in line with our expectations," said Lowder.

     Net interest income for the quarter increased 3% over the second quarter of 2000 and 2% over the first quarter of 2001. During the quarter, the Company securitized $307 million of single-family real estate loans and transferred these securities to the investment portfolio. Adjusting for this securitization, gross loans increased $187 million from March 31, 2001 to June 30, 2001 representing an 8% annualized growth rate for the quarter and a 13% annualized growth rate year to date.

     Noninterest income increased $3,352,000, or 18% for the quarter ended June 30, 2001 compared to June 30, 2000. This increase is primarily attributable to service charges on deposit accounts, cash management services, mortgage origination income and electronic banking fees and includes $756,000 in securities gains. In support of our sales culture, we continue to make strategic investments in our product and service offerings, technology systems, incentives and our branch network to enhance our competitive presence in existing markets. "I am convinced we have the best people in the best growth markets in the country. Our philosophy is to make strategic investments in the tools our people need to optimize our customers' financial success," said Lowder. Accordingly, noninterest expenses increased 10% for the quarter ended June 30, 2001 as compared to the same period last year, primarily due to increases in salaries and employee benefits as well as increased occupancy and equipment expenses.

     As expected, based on softening economic conditions, nonperforming assets increased to 0.72% of loans and other real estate owned compared to 0.53% at March 31, 2001. Most of this increase was from one loan relationship. Annualized net charge-offs remained low at 0.22% of loans year to date, well below industry averages. Colonial continues to focus its efforts on relationship-based lending to known customers in its local market areas. The loan loss provision for the current quarter was $7,433,000 compared to $7,414,000 for the second quarter of 2000. Loan loss reserves as a percentage of loans increased from 1.15% at March 31, 2001 to 1.17% at June 30, 2001.

     In 2000, the Company exited the mortgage servicing business. The financial results for this line of business have been separately reported as discontinued operations in all periods presented.





----------------------------------------------------------------------------------------------------------------------------------
                                                                       Six Months Ended June 30,      Three Months Ended June 30,
Earnings Summary                                                                         % Change                       % Change
(Dollars in thousands, except per share amounts)                      2001    2000       00 to 01       2001     2000   00 to 01
----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations (net of income taxes)             $58,532  $60,656       -4%        $30,090  $30,123         0%
   Income (Loss) from discontinued operations (net of income
   taxes)                                                                 -   (4,699)                       -   (4,107)

Net income                                                          $58,532  $55,957                  $30,090  $26,016

Earnings per share:
Income from continuing operations (net of income taxes)
   Basic                                                            $  0.53  $  0.55       -4%        $  0.27  $  0.27         0%
   Diluted                                                          $  0.53  $  0.54       -2%        $  0.27  $  0.27         0%
Cash earnings from continuing operations (net of income
 taxes) (1)
   Basic                                                            $  0.56  $  0.57       -2%        $  0.29  $  0.28         4%
   Diluted                                                          $  0.55  $  0.56       -2%        $  0.28  $  0.28         0%

     During the second quarter, Colonial entered a definitive agreement to acquire Manufacturers Bank of Florida, headquartered in Tampa. Manufacturers, with assets of $291 million as of March 31, 2001, operates four offices in Hillsborough County and will become a part of Colonial's Bay Area Region also headquartered in Tampa. Colonial also announced that it entered a branch purchase and assumption agreement to acquire 13 Union Planters' offices located in Alabama and Florida. Nine of these offices, with $244 million in deposits, are located in the Tampa Bay and Naples areas. This branch purchase coupled with the Manufacturers' merger will increase Colonial's Bay Area Region to 21 branch offices and approximately $850 million in total assets making Colonial Bank the fifth largest bank in Hillsborough County.

     Colonial BancGroup currently operates 243 offices in Alabama, Florida, Georgia, Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.


--------------------------------------------------------------------------------------------------------------------------------
                                                                                       Three Months Ended June 30,
Earnings Summary                                                                                              % Change
(Dollars in thousands, except per share amounts)                                     2001          2000      00 to '01
--------------------------------------------------------------------------------------------------------------------------------
Continuing Operations:
         Net interest income (taxable equivalent)                                  $102,756      $100,177        3%
         Provision for possible loan losses                                           7,433         7,414        0%
         Noninterest income                                                          21,862        18,510       18%
         Noninterest expense                                                         69,367        62,981       10%

Income from continuing operations (net of income taxes)                            $ 30,090      $ 30,123        0%
         Income (Loss) from discontinued operations (net of income taxes)                 -        (4,107)
Net income                                                                         $ 30,090      $ 26,016

Earnings per share:
Income from continuing operations (net of income taxes)
     Basic                                                                         $   0.27      $   0.27        0%
     Diluted                                                                       $   0.27      $   0.27        0%
Cash earnings from continuing operations (net of income taxes) (1)
     Basic                                                                         $   0.29      $   0.28        4%
     Diluted                                                                       $   0.28      $   0.28        0%

Selected Ratios:
Income from continuing operations (net of income taxes)
  Average assets                                                                       0.97%         1.07%
  Average shareholders' equity                                                        15.08%        17.48%
Continuing Operations Ratios:
         Efficiency ratio                                                             56.00%        53.03%
         Noninterest income (annualized) to average assets                             0.69%         0.65%
         Noninterest expense (annualized) to average assets                            2.26%         2.21%

Cash Earnings from continuing operations (net of income taxes) (1)
  Average assets                                                                       1.02%         1.11%
  Average shareholders' equity                                                        15.84%        18.22%
Cash Basis Ratios:
         Efficiency ratio                                                             54.95%        51.94%
         Noninterest income (annualized) to average assets                             0.69%         0.65%
         Noninterest expense (annualized) to average assets                            2.20%         2.17%

Consolidated:
         Net interest margin                                                           3.53%         3.85%
         Equity to assets                                                              6.56%         5.99%
         Tier one leverage                                                             6.46%         6.30%
--------------------------------------------------------------------------------------------------------------------------------

(1)      Cash earnings excludes amortization of intangibles.

                                                                                        Six Months Ended June 30,
Earnings Summary                                                                                             % Change
(Dollars in thousands, except per share amounts)                                      2001          2000     00 to 01
---------------------------------------------------------------------------------------------------------------------
Continuing Operations:
         Net interest income (taxable equivalent)                                   $203,397      $198,398       3%
         Provision for possible loan losses                                           16,897        12,961      30%
         Noninterest income                                                           42,312        36,957      14%
         Noninterest expense                                                         135,751       125,099       9%
Income from continuing operations (net of income taxes)                             $ 58,532      $ 60,656      -4%
         Income (Loss) from discontinued operations (net of income taxes)                  -        (4,699)
Net income                                                                          $ 58,532      $ 55,957


Earnings per share:
Income from continuing operations (net of income taxes)
     Basic                                                                          $   0.53      $   0.55      -4%
     Diluted                                                                        $   0.53      $   0.54      -2%
Cash earnings from continuing operations (net of income taxes) (1)
     Basic                                                                          $   0.56      $   0.57      -2%
     Diluted                                                                        $   0.55      $   0.56      -2%

Selected Ratios:
Income from continuing operations (net of income taxes)
  Average assets                                                                        0.96%         1.09%
  Average shareholders' equity                                                         14.98%        17.59%
Continuing Operations Ratios:
         Efficiency ratio                                                              55.68%        53.14%
         Noninterest income (annualized) to average assets                              0.69%         0.67%
         Noninterest expense (annualized) to average assets                             2.24%         2.24%

Cash Earnings from continuing operations (net of income taxes) (1)
  Average assets                                                                        1.01%         1.14%
  Average shareholders' equity                                                         15.75%        18.33%
Cash Basis Ratios:
         Efficiency ratio                                                              54.34%        52.03%
         Noninterest income (annualized) to average assets                              0.69%         0.67%
         Noninterest expense (annualized) to average assets                             2.19%         2.19%

Consolidated:
         Net interest margin                                                            3.56%         3.86%
         Equity to assets                                                               6.56%         5.99%
         Tier one leverage                                                              6.46%         6.30%
---------------------------------------------------------------------------------------------------------------------
(1)      Cash earnings excludes amortization of intangibles.
---------------------------------------------------------------------------------------------------------------------

                                                                                                                        % Change
                                                                               June 30,       Dec. 31,      June 30,     June 30,
                                                                                 2001           2000          2000       00 to 01
---------------------------------------------------------------------------------------------------------------------------------
Statement of Condition Summary
Total assets                                                                  $12,275,492   $11,727,637   $11,620,041      6%
Loans                                                                           9,759,185     9,416,770     8,921,687      9%
Total earning assets                                                           11,563,838    10,936,187    10,657,594      9%
Deposits                                                                        8,324,605     8,143,017     8,251,265      1%
Shareholders' equity                                                              805,804       756,852       696,253     16%
Book value per share                                                          $      7.28   $      6.86         $6.32     15%
--------------------------------------------------------------------------------------------------------------------------------

                                                      June 30,        Dec. 31,     June 30,
                                                        2001           2000          2000
---------------------------------------------------------------------------------------------------
Nonperforming Assets
Total non-performing assets ratio                       0.72%         0.54%         0.52%
Allowance as a percent of nonperforming loans            192%          256%          256%
Net charge-offs ratio (annualized):
     Quarter to date                                    0.29%         0.25%         0.19%
     Year to date                                       0.22%         0.21%         0.18%
---------------------------------------------------------------------------------------------------

     More detailed information on Colonial BancGroup's quarterly earnings is available on the company's website at www.colonialbank.com or in the Current
                                      --------------------
Report on Form 8-K filed today with the Securities and Exchange Commission. Copies of the Form 8-K are also available from the contact persons listed above.

     This release and the above referenced Current Report on Form 8-K of which this release forms a part contain "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities; (i) an inability of the company to realize elements of its strategic plans for 2001 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; and (iv) changes which may occur in the regulatory environment. When used in this Report, the words "believes," "estimates," "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands, except per share amounts)

                                                                                          % Change
                                            June 30,       December 31,    June 30,      June 30,
                                              2001            2000           2000       2000 to 2001
                                            --------       ------------    --------     ------------
Statement of Condition Summary
Total assets............................    $12,275,492    $11,727,637    $11,620,041        6%
Loans...................................      9,759,185      9,416,770      8,921,687        9%
Total earning assets....................     11,563,838     10,936,187     10,657,594        9%
Deposits................................      8,324,605      8,143,017      8,251,265        1%
Shareholders' equity....................        805,804        756,852        696,253       16%
Book value per share....................    $      7.28    $      6.86    $      6.32       15%
                                            -----------    -----------    -----------       --

                                                               Six Months Ended June 30,             Three Months Ended June 30,
                                                          ----------------------------------      ---------------------------------
                                                                                 % Change                                % Change
                                                          2001       2000       2000 to 2001      2001       2000       2000 to 2001
                                                          ----       ----       ------------      ----       ----       ------------
Earnings Summary
Continuing Operations:
   Net interest income (taxable equivalent)............   $203,397   $198,398     3%              $102,756   $100,177        3%
   Provision for possible loan losses..................     16,897     12,961    30%                 7,433      7,414        0%
   Noninterest income..................................     42,312     36,957    14%                21,862     18,510       18%
   Noninterest expense.................................    135,751    125,099     9%                69,367     62,981       10%
Income from continuing operations (net of income taxes)   $ 58,532   $ 60,656    -4%              $ 30,090   $ 30,123        0%
   Loss from discontinued operations
     (net of income taxes).............................          -     (4,699)                           -     (4,107)
Net income.............................................   $ 58,532   $ 55,957                     $ 30,090   $ 26,016

Average shares outstanding.............................    110,594    111,249                      110,685    110,551
Average diluted shares outstanding.....................    111,554    112,015                      111,684    111,274

Earnings per share:
Income from continuing operations (net of income taxes)
   Basic...............................................   $   0.53   $   0.55    -4%              $   0.27   $   0.27        0%
   Diluted.............................................   $   0.53   $   0.54    -2%              $   0.27   $   0.27        0%
Cash earnings from continuing operations
  (net of income taxes) (1)
   Basic...............................................   $   0.56   $   0.57    -2%              $   0.29   $   0.28        4%
   Diluted.............................................   $   0.55   $   0.56    -2%              $   0.28   $   0.28        0%

Selected Ratios:
Income from continuing operations (net of income taxes)
  Average assets.......................................       0.96%      1.09%                        0.97%      1.07%
  Average shareholders' equity.........................      14.98%     17.59%                       15.08%     17.48%
Continuing Operations Ratios:
   Efficiency ratio....................................      55.68%     53.14%                       56.00%     53.03%
   Noninterest income (annualized) to average assets...       0.69%      0.67%                        0.69%      0.65%
   Noninterest expense (annualized) to average
     assets............................................       2.24%      2.24%                        2.26%      2.21%

Cash Earnings (net of income taxes) (1)
  Average assets.......................................       1.01%      1.14%                        1.02%      1.11%
  Average shareholders' equity.........................      15.75%     18.33%                       15.84%     18.22%
Cash Basis Ratios:
   Efficiency ratio....................................      54.34%     52.03%                       54.95%     51.94%
   Noninterest income (annualized) to average assets...       0.69%      0.67%                        0.69%      0.65%
   Noninterest expense (annualized) to average assets..       2.19%      2.19%                        2.20%      2.17%

Consolidated:
   Net interest margin.................................       3.56%      3.86%                        3.53%      3.85%
   Equity to assets....................................       6.56%      5.99%
   Tier one leverage...................................       6.46%      6.30%

-----------
(1)  Cash earnings excludes amortization of intangibles.

                                                 June 30,   December 31,   June 30,
                                                   2001        2000          2000
                                                 --------   ------------   --------
Nonperforming Assets

Total non-performing assets ratio..............   0.72%        0.54%         0.52%
Allowance as a percent of nonperforming loans..    192%         256%          256%
Net charge-offs ratio (annualized):
     Quarter to date...........................   0.29%        0.25%         0.19%
     Year to date..............................   0.22%        0.21%         0.18%

                                       8

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollars in thousands, except per share amounts)


                                                                                       June 30,    December 31,    June 30,
                                                                                        2001           2000          2000
                                                                                     -----------   -----------   -----------
Assets:

Cash and due from banks............................................................  $   267,024   $   348,891   $   361,432
Interest-bearing deposits in banks and federal funds sold..........................      137,072        15,855        86,936
Securities available for sale......................................................    1,600,845     1,449,386     1,586,907
Investment securities..............................................................       37,463        44,310        52,046
Mortgage loans held for sale.......................................................       29,273         9,866        10,018
Loans..............................................................................    9,759,185     9,416,770     8,921,687
Less:
  Allowance for possible loan losses...............................................     (113,706)     (107,165)     (101,390)
                                                                                     -----------   -----------   -----------
Loans, net.........................................................................    9,645,479     9,309,605     8,820,297
Premises and equipment, net........................................................      183,250       184,831       187,878
Excess of cost over tangible and identified intangible
  assets acquired, net.............................................................       91,585        74,393        76,989
Mortgage servicing rights..........................................................            -             -        81,800
Other real estate owned............................................................       10,813         8,928         7,011
Accrued interest and other assets..................................................      272,688       281,572       348,727
                                                                                     -----------   -----------   -----------
Total..............................................................................  $12,275,492   $11,727,637   $11,620,041
                                                                                     -----------   -----------   -----------

Liabilities and Shareholders' Equity:

Deposits............................................................................ $ 8,324,605   $ 8,143,017   $ 8,251,265
FHLB short-term borrowings..........................................................     100,000       425,000       525,000
Other short-term borrowings.........................................................   1,410,295     1,463,328     1,354,657
Subordinated debt...................................................................     260,058       111,900       111,939
Trust preferred securities..........................................................      70,000        70,000        70,000
FHLB long-term debt.................................................................   1,121,718       547,022       372,250
Other long-term debt................................................................      88,064       102,325       134,583
Other liabilities...................................................................      94,948       108,193       104,094
                                                                                     -----------   -----------   -----------
Total liabilities...................................................................  11,469,688    10,970,785    10,923,788

Shareholders' equity:
 Common Stock, $2.50 par value; 200,000,000 shares authorized
   113,090,845, 113,081,198 and 113,075,283 shares issued at
   June 30, 2001, December 31, 2000 and June 30, 2000,
   respectively.....................................................................     282,727       282,703       282,688
   Treasury shares (2,376,746, 2,773,782 and 2,882,076 at June 30, 2001,
   December 31, 2000 and June 30, 2000, respectively)...............................     (22,571)      (26,467)      (27,500)
  Additional paid in capital........................................................     119,731       118,600       118,824
  Retained earnings.................................................................     422,459       390,442       357,926
  Unearned compensation.............................................................      (4,027)       (2,541)       (3,421)
  Accumulated other comprehensive income (loss), net of taxes.......................       7,485        (5,885)      (32,264)
                                                                                     -----------   -----------   -----------
Total shareholders' equity..........................................................     805,804       756,852       696,253
                                                                                     -----------   -----------   -----------
Total............................................................................... $12,275,492   $11,727,637   $11,620,041
                                                                                     -----------   -----------   -----------

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

                                                                      Six Months Ended    Three Months Ended
                                                                           June 30,          June 30,
                                                                     ------------------   ------------------
                                                                       2001      2000      2001       2000
                                                                     --------  --------   --------  --------
Interest Income:
Interest and fees on loans.......................................... $411,791  $376,638   $203,322  $195,644
Interest on investments.............................................   48,755    54,007     23,234    27,322
Other interest income...............................................    1,435     1,255        697       753
                                                                     --------  --------   --------  --------
Total interest income...............................................  461,981   431,900    227,253   223,719
                                                                     --------  --------   --------  --------
Interest Expense:
Interest on deposits................................................  178,634   163,858     85,203    86,072
Interest on short-term borrowings...................................   42,468    41,505     19,223    22,734
Interest on long-term debt..........................................   39,086    29,890     20,872    15,585
                                                                     --------  --------   --------  --------
Total interest expense..............................................  260,188   235,253    125,298   124,391
                                                                     --------  --------   --------  --------
Net Interest Income.................................................  201,793   196,647    101,955    99,328
Provision for possible loan losses..................................   16,897    12,961      7,433     7,414
                                                                     --------  --------   --------  --------
Net Interest Income After Provision for Possible Loan Losses........  184,896   183,686     94,522    91,914
                                                                     --------  --------   --------  --------
Noninterest Income:
Service charges on deposit accounts.................................   19,761    18,678     10,475     9,404
Wealth Management...................................................    4,524     4,942      2,282     2,381
Electronic Banking..................................................    3,147     2,693      1,620     1,406
Mortgage Origination................................................    3,518     2,410      1,905     1,214
Securities gains (losses), net......................................    1,899       (61)       756       (69)
Other income........................................................    9,463     8,295      4,824     4,174
                                                                     --------  --------   --------  --------
Total noninterest income............................................   42,312    36,957     21,862    18,510
                                                                     --------  --------   --------  --------
Noninterest Expense:
Salaries and employee benefits......................................   69,049    62,352     35,138    31,500
Occupancy expense of bank premises, net.............................   16,679    14,691      8,594     7,390
Furniture and equipment expenses....................................   14,355    14,244      7,197     7,264
Amortization of intangibles.........................................    3,270     2,601      1,639     1,299
Other expense.......................................................   32,398    31,211     16,799    15,528
                                                                     --------  --------   --------  --------
Total noninterest expense...........................................  135,751   125,099     69,367    62,981
                                                                     --------  --------   --------  --------
Income from continuing operations before income taxes...............   91,457    95,544     47,017    47,443
Applicable income taxes.............................................   32,925    34,888     16,927    17,320
                                                                     --------  --------   --------  --------
Income from continuing operations...................................   58,532    60,656     30,090    30,123
Discontinued Operations:
 Net loss from discontinued operations and loss on disposal, net of income taxes of $0, $(2,844), $0 and $(2,486) for the six months ended June 30, 2001 and 2000 and for the three
  months ended June 30, 2001 and 2000 ..............................        -    (4,699)         -    (4,107)
                                                                     --------  --------   --------  --------
Net Income.......................................................... $ 58,532  $ 55,957   $ 30,090  $ 26,016
                                                                     --------  --------   --------  --------

Earnings per share:
 Income from continuing operations:
  Basic.............................................................    $0.53     $0.55      $0.27     $0.27
  Diluted...........................................................    $0.53     $0.54      $0.27     $0.27
 Net Income
  Basic.............................................................    $0.53     $0.50      $0.27     $0.24
  Diluted...........................................................    $0.53     $0.50      $0.27     $0.23


THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
AVERAGE VOLUME AND RATES
(Unaudited)
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Three Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                           June 30,                            March 31,                         June 30,
                                             2001                                2001                              2000
------------------------------------------------------------------------------------------------------------------------------------
                                Average                            Average                             Average
                                Volume      Interest    Rate       Volume       Interest    Rate       Volume       Interest   Rate
------------------------------------------------------------------------------------------------------------------------------------
Assets
  Loans, net...............  $10,121,974    $203,111    8.05%    $ 9,660,125    $208,439    8.73%    $ 8,765,295    $195,438   8.96%
  Mortgage loans held for
   sale....................       22,788         382    6.69%         11,987         195    6.51%         19,895         424   8.52%
  Investment securities
   and securities
   available for sale
   and other
   interest-earning assets     1,509,902      24,557    6.51%      1,592,557      26,905    6.76%      1,690,215      28,699   6.79%
----------------------------------------------------             -----------------------             -----------------------
  Total interest-earning
   assets(1)...............   11,654,664    $228,050    7.84%     11,264,669    $235,539    8.45%     10,475,405    $224,561   8.61%
----------------------------------------------------             -----------------------             -----------------------
  Nonearning assets........      649,082                             664,459                             905,494
----------------------------------------                         -----------                         -----------
    Total assets...........  $12,303,746                         $11,929,128                         $11,380,899

------------------------------------------------------------------------------------------------------------------------------------
Liabilities and
 Shareholders' Equity:
  Interest-bearing deposits  $ 7,124,565    $ 85,202    4.80%    $ 7,116,844     $93,432    5.32%    $ 6,805,097    $ 86,072   5.09%
  Short-term borrowings....    1,704,153      19,224    4.52%      1,623,323      23,244    5.81%      1,451,161      22,733   6.30%
  Long-term debt...........    1,404,817      20,988    6.00%      1,210,291      18,401    6.17%        955,996      15,182   6.39%
----------------------------------------------------             -----------------------             -----------------------
  Total interest-bearing
   liabilities.............   10,233,535    $125,414    4.92%      9,950,458    $135,077    5.51%      9,212,254    $123,987   5.41%
----------------------------------------------------             -----------------------             -----------------------
  Noninterest-bearing
   demand deposits.........    1,181,195                           1,100,535                           1,365,427
  Other liabilities........       97,734                             108,420                             108,913
----------------------------------------                         -----------                         -----------
  Total liabilities........   11,512,464                          11,159,413                          10,686,594
  Shareholders' equity.....      791,282                             769,715                             694,305
----------------------------------------                         -----------                         -----------

Total liabilities and
 shareholders' equity...... $ 12,303,746                         $11,929,128                         $11,380,899
------------------------------------------------------------------------------------------------------------------------------------
Rate differential..........                             2.92%                               2.94%                              3.20%

Net yield on
 interest-earning assets...                 $102,636    3.53%                   $100,462    3.59%                   $100,574   3.85%
------------------------------------------------------------------------------------------------------------------------------------

(1) Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

Note: Above table of average volume and rates is reflected on Colonial BancGroup, Inc. consolidated basis.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
AVERAGE VOLUME AND RATES
(Unaudited)
(Dollars in thousands)


                                                                                Six Months Ended June 30,
                                                              -------------------------------------------------------------
                                                                            2001                          2000
                                                              ----------------------------    -----------------------------
                                                               Average                         Average
                                                                Volume      Interest  Rate      Volume      Interest   Rate
                                                              -----------   --------  ----    -----------  ----------  ----
Assets
  Loans, net of unearned income............................   $ 9,892,326   $411,545  8.38%   $ 8,559,695  $  376,082  8.83%
  Mortgage loans held for sale.............................        17,417        577  6.63%        22,815         953  8.35%
  Investment securities and securities available for sale
   and other interest-earning assets.......................     1,551,001     51,462  6.65%     1,673,225      56,586  6.77%
                                                              -----------   --------          -----------  ----------
  Total interest-earning assets(1).........................    11,460,744   $463,584  8.14%    10,255,735  $  433,621  8.49%
                                                              -----------   --------          -----------  ----------
  Nonearning assets........................................       656,727                         935,704
                                                              -----------                     -----------
    Total assets...........................................   $12,117,471                     $11,191,439


Liabilities and Shareholders' Equity:
  Interest-bearing deposits................................   $ 7,120,725   $178,634  5.03%   $ 6,699,492  $  163,858  4.92%
  Short-term borrowings....................................     1,663,961     42,468  5.15%     1,385,345      41,505  6.02%
  Long-term debt...........................................     1,308,091     39,086  6.04%       972,958      30,736  6.35%
                                                              -----------   --------          -----------  ----------
  Total interest-bearing liabilities.......................    10,092,777   $260,188  5.20%     9,057,795  $  236,099  5.24%
                                                              -----------   --------          -----------  ----------
  Noninterest-bearing demand deposits......................     1,141,088                       1,328,169
  Other liabilities........................................       103,048                         110,321
                                                              -----------                     -----------
  Total liabilities........................................    11,336,913                      10,496,285
  Shareholders' equity.....................................       780,558                         695,154
                                                              -----------                     -----------
Total liabilities and shareholders' equity.................   $12,117,471                     $11,191,439

Rate differential..........................................                           2.94%                            3.25%

Net yield on interest-earning assets.......................                 $203,396  3.56%                $  197,522  3.86%

(1) Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

Note: Above table of average volume and rates is reflected on Colonial BancGroup, Inc. consolidated basis.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
NONPERFORMING ASSETS (Unaudited)
(Dollars in thousands)



                                           June 30,                            December 31,                        June 30,
                                             2001                                  2000                              2000
                                         ----------                            ------------                       ----------
Nonaccrual loans........................    $58,238                               $40,624                            $38,380
Restructured loans......................      1,137                                 1,161                              1,185
                                         ----------                            ----------                         ----------
  Total nonperforming loans.............     59,375                                41,785                             39,565

Other real estate owned
 and in substance
 foreclosures...........................     10,813                                 8,928                              7,011
                                         ----------                            ----------                         ----------
  Total nonperforming
   assets...............................    $70,188                               $50,713                            $46,576
                                         ----------                            ----------                         ----------

Aggregate loans contractually
  past due 90 days for which interest
  is being accrued......................    $20,080                               $ 9,841                            $ 6,227

Net charge-offs:
     Quarter to date....................    $ 7,339                               $ 4,998                             $4,117
     Year to date.......................    $10,922                               $18,508                             $7,561

RATIOS

Period end:
  Total nonperforming
   assets as a percent of
    net loans and other
     real estate........................       0.72%                                 0.54%                              0.52%
  Allowance as a percent
   of nonperforming assets..............        162%                                  211%                               218%
  Allowance as a percent
   of nonperforming loans...............        192%                                  256%                               256%
  Net charge-offs as a
   percent of average net
   loans (annualized):
     Quarter to date....................       0.29%                                 0.25%                              0.19%
     Year to date.......................       0.22%                                 0.21%                              0.18%



                                             June 30, 2001                 December 31, 2000                  June 30, 2000
ALLOWANCE FOR POSSIBLE                   ---------------------            ---------------------            ---------------------
 LOAN LOSSES PERCENT BY                                Percent                          Percent                          Percent
 CATEGORY                                   Loans      reserve               Loans      reserve             Loans        reserve
--------------------------               ---------------------            ---------------------            ---------------------

Single Family Real Estate:
 Short Term lines of credit
  secured by real estate
  loans held for sale................... $  857,450      0.25%            $  376,995      0.25%           $  272,864      0.25%
 1-4 Family real estate
  portfolio - held to
  maturity..............................  2,160,852      0.50%             2,562,708      0.50%            2,606,651      0.50%

Other...................................  6,740,883      1.49%             6,477,067      1.44%            6,042,172      1.45%
                                         ----------                       ----------                      ----------
Total loans............................. $9,759,185      1.17%            $9,416,770      1.14%           $8,921,687      1.14%
                                         ----------                       ----------                      ----------

                                8-K Supplemental


Net Interest Margins
--------------------
Net interest margins declined to 3.53% for the quarter compared to 3.59% for the first quarter of 2001and 3.62% for the fourth quarter of 2000. The six reductions in the Federal Funds rate by the Federal Reserve during the year have had a negative impact on the margin due to the Company's asset sensitive position in the first three months following rate changes. Thereafter, the Company is liability sensitive and should benefit from rate reductions as liabilities catch up and reprice to lower levels. As of June 30, 2001, the Company has approximately $2.4 billion in certificates of deposit that will mature and reprice in the next six months at rates that are expected to be approximately 2.0% below their current cost. The Company expects approximately $1.0 billion in fixed rate assets to reprice in that same time frame at less than a 1.0% reduction in rate.

In addition to the rate changes, margins were impacted by the growth in mortgage warehouse lending volumes which have lower margins due to their relatively low credit risk. The growth in warehouse loans resulted in an increase of $1.7 million in net interest income for the quarter but caused a six basis point reduction in the margin compared to the first quarter of 2001.

Loan Growth
-----------
Loan growth for the quarter consisted of the following:

                              $ Growth (millions)  Annualized %
                              -------------------  ------------
Mortgage Warehouse Lending         $ 213              132 %
Single-family real estate            (52)             (13)%
Regional bank lending                 26                1 %
                                   -----              ---
   Total internal growth             187                8 %
Loan securitization                 (307)
                                   -----
   Total                           $(120)

Mortgage warehouse lending consists of a self-contained lending unit that funds mortgage loans held for sale in the secondary market by various independent mortgage companies. With lower mortgage rates the balances outstanding have grown substantially during the second quarter. Loan growth has slowed in the regional banks as most borrowers are conservatively reducing their demand for credit due to the slowing of the economy.

Noninterest Expense
-------------------
The 10% increase in noninterest expense was primarily attributable to investments in the information technology department, salary increases, additional incentive related compensation, increased pension costs as well as increases in occupancy and equipment expenses from new branches.


Future Earnings Outlook
-----------------------
Federal Funds Rate reductions already executed by the Federal Reserve thus far in 2001 should have a modest benefit over the remainder of 2001 in the Company's net interest margin. Continued rate reductions, however, have postponed a portion of the benefit for Colonial until 2002 due to the Company's interest rate sensitivity position.

The pace of loan growth has slowed in 2001 to a single digit growth rate in the Company's banking markets. Currently, the overall growth rate for loans is expected to be less than 6% for the remainder of the year excluding the impact of the mortgage warehouse lending unit.

The Company continues to project net charge-offs for the full year to be between 20 and 25 basis points of average loans and the nonperforming asset ratio to stay below 80 basis points of related assets.

The net impact of lower rates, slower loan demand and maintenance of strong loan loss reserves currently result in earnings per share expectations to be in the $1.10 to $1.14 range for 2001 with cash earnings ranging from $1.13 to $1.17.

Acquisitions
------------
As part of the Company's continuing strategy to expand in its high growth markets, the Company announced in June definitive agreements to acquire Manufacturer's Bank in a stock for stock exchange and to purchase a total of 13 branches from Union Planters. Additional information concerning these two agreements follows:

Manufacturers Bank has approximately $225 million in loans with 78% of the portfolio in loans secured by real estate. There are four branch locations being acquired in this transaction all located in Hillsborough County, Florida with approximately $213 million in deposits of which approximately $100 million are demand and savings deposits.

Manufacturers Bank is expected to be accounted for as a pooling of interests. It is anticipated that the acquisition will close in the 4th quarter of 2001 with full systems conversion by year end 2001. In connection with this transaction the Company expects to achieve $3.0 to $3.5 million in pre-tax annual cost savings with substantially all of those savings effective for the year 2002. One time costs including acquisition costs, asset write-offs, severance accruals and adjustments to align loan loss reserves to Colonial policy standards are expected to be between $1.0 and $2.0 million. The Company also expects to reissue approximately 800,000 shares of Treasury stock prior to completing the acquisition.

The Union Planters branch acquisition will be accounted for as a purchase transaction and will be closed with simultaneous systems conversions early in the 4th quarter of 2001. Four branches in Elmore County, Alabama, had approximately $112 million in deposits and $59 million in loans at April 30, 2001. The remaining nine locations are in

Florida with approximately $250 million in deposits and an immaterial amount of loans as of April 30, 2001. The Florida locations are in the following counties: two in Pasco, three in Hillsborough, one in Manatee, one in Sarasota, one in Lee and one in Collier. The Company expects to record core deposit premium of 5% or less. These branches had approximately $100 million in demand and savings deposits as of April 30, 2001.

These acquisitions are expected to be slightly accretive to earnings in 2002 and due to their small size relative to the Company as a whole should have no noticeable impact on EPS in 2002, with a $.01 to .015 positive impact on cash EPS.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE COLONIAL BANCGROUP, INC.
                                    --------------------------------
                                            (Registrant)



Date:  July 17, 2001                /s/ W. Flake Oakley, IV
                                    --------------------------------
                                    BY:  W. Flake Oakley
                                    ITS:  Chief Financial Officer